Exhibit 10.1

LOAN AGREEMENT

This Agreement, made by and between CLS HOLDINGS USA, INC., a Nevada limited corporation (hereinafter called “Borrower”) and DR. IRA M. TROCKI, with an address at 631 Tilton Road, Northfield, New Jersey, 08225 (hereinafter called “Lender”).

W I T N E S S E T H:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual obligations contained herein and the loan or loans by the Lender to the Borrower of the aggregate amount of up to $1,000,000.00 (the “Maximum Loan”), the parties agree as follows:

1. Lender hereby approves and lends to Borrower the principal amount of $200,000.00 (the "Initial Loan") pursuant to the terms of that certain Promissory Note from Borrower to Lender of even date herewith, which is attached hereto as Exhibit A (the “Note”), and the terms stated elsewhere in this Agreement.

2. Borrower acknowledges receipt of the entire amount of the Initial Loan on the date hereof.

3. Lender shall have the right but not the obligation to make additional loans to Borrower (the "Subsequent Loans"),  in tranches of $200,000.00 each, until the earlier of the date that is six months from the date hereof (the "Funding Termination Date"), or until Lender has made loans to Borrower, including the Initial Loan, that in the aggregate equal the Maximum Loan.  Lender shall provide Borrower will not less than five (5) business days notice of its desire to make a Subsequent Loan to it and Borrower shall accept such Subsequent Loan and execute a promissory note, in the form of the Note, evidencing such Subsequent Loan dated on the date Borrower receives each Subsequent Loan.  The interest rate on the Initial Loan and each Subsequent Loan (which shall collectively be referred to as the "Loans") shall be as set forth in the Note for the Initial Loan.

4. Lender's right to require Borrower to accept a Subsequent Loan that is made prior to the Funding Termination Date at a time when the principal amount of the Loans made by Lender to Borrower is less than the Maximum Loan, shall not alter Borrower's right to prepay the Loans in accordance with the Note.

5. Notwithstanding that the Funding Termination Date may not have occurred, Borrower shall not be required to accept any Subsequent Loan made by Lender after the date that is ten (10) days after Borrower notifies Lender of its bona fide intention to conduct a public offering of its equity or debt securities.

6. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed, mailed or delivered to Borrower or Lender, as the case may be, at their respective addresses as set forth in the Note (as such addresses may be changed in accordance with this provision).  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by e-mail (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the U.S. mail, certified, return receipt requested and with postage prepaid.

7. The Borrower agrees to pay all costs in connection with the Loans to be extended pursuant to this Agreement, including documentary stamps. In the event either party engages an attorney in order to enforce any provision hereof, the losing party shall pay the prevailing party the reasonable costs thereof and in the event of litigation arising out of this Agreement, the losing party shall pay the prevailing party the costs and expenses thereof, including reasonable attorney's fees at trial, appellate and bankruptcy proceedings.

8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative, successors and assigns.  This Agreement may not be amended except by written agreement executed by the Lender and the Borrower.  No delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.  The term “Borrower” as used herein shall, where the context permits, mean any party comprising the Borrower.

9. Wherever contained herein and when the context so requires, the singular shall refer to the plural and plural to the singular.  The gender used shall be deemed to include each gender as appropriate.

10. This Agreement shall be governed by and construed in accordance with the law of the State of Florida.  In the event of the invalidity of any provisions hereof, the same shall be deemed stricken from this Agreement, which shall continue in full force and effect as if the offending provision were never a part hereof.

11. In the event of an irreconcilable conflict between the provisions of this Agreement and the provision of any other document executed in connection with the Loan, the provisions of such other document shall prevail and control.

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IN WITNESS WHEREOF, this Agreement has been executed the 29th of April, 2015.

BORROWER:

CLS HOLDINGS USA, INC., a
Nevada corporation

By: /s/ Jeffrey I. Binder
Name: Jeffrey I. Binder
Title: Chairman, President and Chief Executive Officer

LENDER:

DR. IRA M. TROCKI

By: /s/ Dr. Ira M. Trocki

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EXHIBIT A

PROMISSORY NOTE

$200,000.00	April 29, 2015

For value received, the undersigned, CLS HOLDINGS USA, INC., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Dr. Ira M. Trocki (the “Holder”), at 631 Tilton Road, Northfield, New Jersey  08225 (or such other place(s) as Holder may designate from time to time), the principal sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) with interest on the unpaid principal balance at the rate and on the terms provided in this promissory note (this “Note”).

Commencing on the date hereof, interest shall begin to accrue on the unpaid principal balance of this Note at the rate of fifteen percent (15%) per annum.  On the first anniversary of this Note, Maker shall pay all then accrued interest to Holder.  Thereafter, Maker shall make eight (8) equal payments of principal together with accrued interest, quarterly in arrears, commencing on July 1, 2016 and continuing on the same day of each October, January, April and July thereafter until paid in full.  All outstanding principal and any accumulated unpaid interest thereon shall be due and payable on the third anniversary of this Note (the “Maturity Date”).  Both principal and interest are payable in lawful money of the United States of America.

All amounts under this Note shall become at once due and payable if one or more of the following events shall happen and be continuing (an “Event of Default”): (a) failure to make any payment of principal or interest on this Note within five (5) business days after notice by Holder of such failure; (b) assignment made by the Maker for the benefit of credits or upon the appointment of a receiver, liquidator or trustee of the Maker or the admission in writing by the Maker of its inability to pay its debts generally as they become due or the adjudication of the Maker to be a bankrupt or insolvent, or the filing of any petition for the bankruptcy, reorganization or arrangement of the Maker; or (c) issuance of any tax lien warrant, process or order of attachment, garnishment or other lien and/or the filing of a lien against any property of the Maker which is not discharged within fourteen (14) days from the date of filing.  After the occurrence of an Event of Default and for so long as it shall be continuing, this Note shall bear interest at the highest rate permitted under then applicable law.

In the case that any Event of Default shall happen and be continuing, the Holder may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have under applicable law.

In the event Holder retains or consults an attorney to enforce the terms hereof, Holder shall be entitled to collect from the Maker all costs and expenses incurred in enforcing or preserving its rights hereunder, including, but not limited to, reasonable attorney’s fees (including those incurred in connection with judicial, bankruptcy, appellate, administrative and other proceedings).  No delay or omission by Holder in exercising any right or remedy hereunder shall operate as a waiver of any such right or remedy hereunder.  All remedies of Holder hereunder are cumulative, and no exercise by Holder of any one or more of his rights or remedies hereunder or under applicable law shall be deemed to be an election of remedies by Holder.

Upon thirty (30) days' prior notice to Holder, the Maker may prepay this Note, in whole or in part, without penalty; provided that any such prepayment will be applied first to the payment of unpaid expenses accrued under this Note, second to unpaid interest accrued on this Note, and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the unpaid principal amount of this Note.

At Holder's election, at any time prior to payment or prepayment of this Note in full, all principal and accrued interest under this Note may be converted in whole, but not in part, into shares of common stock of Maker (the "Conversion Shares").  For each dollar converted, Holder shall receive two shares of common stock and a three-year warrant to purchase 1.33 shares of common stock at $0.75 per share.  With respect to the Conversion Shares, Maker shall grant Holder "piggyback" registration rights, which contain such terms and restrictions as Maker reasonably determines.

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed, mailed or delivered as follows:

If to the Maker:                                     CLS HOLDINGS USA, INC.
11767 S. Dixie Highway, Suite 115
Miami, Florida  33156
Attention:  Jeffrey I. Binder
jeff@clslabs.com

with a copy to:                                      Broad and Cassel
1 N. Clematis Street, Suite 500
West Palm Beach, Florida 33401
Attention: Kathleen L. Deutsch, P.A.
kdeutsch@broadandcassel.com

If to the Holder:                                    Dr. Ira M. Trocki
631 Tilton Road
Northfield, New Jersey  08225
drtrocki@aol.com

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by e-mail (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the U.S. mail, certified, return receipt requested and with postage prepaid.

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In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the unpaid principal amount of this Note.

The Maker hereby waives presentment for payment, demand, notice of dishonor and protest of this Note, and further agrees that this Note shall be deemed to have been made under and shall be governed by and construed in accordance with the laws of the State of Florida in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as Holder may expressly consent thereto in a writing duly executed by an authorized representative of Holder. The federal or state courts located in Miami-Dade County, Florida, shall have exclusive jurisdiction in connection with all matters which may arise under or in connection with this Note, and the Maker shall not assert that any action brought in such forum is inconvenient and should be moved to another jurisdiction.  Venue shall be had exclusively in the state and federal courts located in Miami-Dade County, Florida, to the exclusion of all other places of venue.

All of the terms of this Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Maker and its successors and assigns.

IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.

MAKER:

CLS HOLDINGS USA, INC.

By:  /s/ Jeffrey I. Binder
Name:  Jeffrey I. Binder
Title:  Chairman, President and Chief Executive Officer

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